================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ------------------

         Date of report (Date of earliest event reported): June 28, 2002


                                 Workstream Inc.
               (Exact Name of Registrant as Specified in Charter)






             Canada                            001-15503                              N/A
(State or Other Jurisdiction of        (Commission File Number)       (I.R.S. Employer Identification No.)
          Incorporation)



     495 March Road, Suite 300, Ottawa, Ontario,
                         Canada                                                    K2K-3G1
          (Address of Principal Executive Offices)                               (Zip Code)



                                 (613) 270 0619
              (Registrant's Telephone Number, Including Area Code)


================================================================================

         Workstream Inc. (the "Company") filed a Current Report on Form 8-K with the Securities and Exchange Commission on July 10, 2002 (the "Current Report") describing the Company's acquisition of all the outstanding capital stock of Icarian, Inc. ("Icarian"). In accordance with the instructions to paragraphs
(a)(4) and (b)(2) of Item 7 of Form 8-K, the Current Report omitted the financial statements and pro forma financial information required by those paragraphs.

         Accordingly, the Company hereby amends subsections (a) and (b) of Item 7 of the Current Report as follows:


ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired

                  The balance sheets of Icarian as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the years then ended are set forth herein beginning on page F-1.

                  The unaudited interim balance sheets of Icarian as of March 31, 2002 and 2001 and the related unaudited statements of operations and cash flows for the three month period then ended are set forth herein beginning on page F-20.

           (b)  Pro-Forma Financial Information


                  The unaudited pro-forma balance sheet and statement of operations of the Company as of and for the year ended
                  May 31, 2002, which reflect the acquisition of Icarian, are set forth herein beginning on page F-25.


           (c)  Exhibits

                  23.1 Consent of PricewaterhouseCoopers LLP, Independent Chartered Accountants

                  23.2     Consent of Ernst & Young LLP, Independent Auditors

Auditors' Report

To the Board of Directors
Icarian, Inc.

We have audited the balance sheet of Icarian, Inc. (the "Company") as at December 31, 2001 and the statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Icarian, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The financial statements of the Company as of December 31, 2000 and for the year then ended were audited by other auditors whose report dated June 29, 2001, except for the discussion of the Series E and Series F convertible preferred stock in Note 6 as to which the date is November 7, 2001, expressed an unqualified opinion on those financial statements and included a going concern paragraph.



/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Ottawa, Canada
June 14, 2002

                         Report of Independent Auditors



The Board of Directors and Stockholders
Icarian, Inc.

         We have audited the accompanying balance sheet of Icarian, Inc. (the "Company") as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Icarian, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

         The accompanying financial statements have been prepared assuming that Icarian, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                           /s/ Ernst & Young LLP



Palo Alto, California
June 29, 2001, except for the discussion of the Series E and Series F convertible preferred stock in Note 6 as to which the date is November 7, 2001

Icarian, Inc.
Balance Sheets
As at December 31, 2001
------------------------------------------------------------------------------------------------------------------------------------

(expressed in U.S. Dollars)






                                                                                                 2001                   2000
                                                                                                    $                      $
 Assets
 Current assets
 Cash and cash equivalents                                                                   5,705,085              6,131,971
 Accounts receivable, net of allowance for doubtful accounts of $20,000
      (2000 - $377,494)                                                                        581,703              1,944,144
 Prepaid and other current assets                                                               80,877              2,136,574
 Restricted cash                                                                                     -                450,000
                                                                                      -----------------------------------------

                                                                                             6,367,665             10,662,689
 Property and equipment, net                                                                 2,138,274              7,027,171
 Other assets                                                                                  304,052                989,826
                                                                                      -----------------------------------------

                                                                                             8,809,991             18,679,686
                                                                                      =========================================

 Liabilities and stockholders' equity
 Current liabilities
 Accounts payable                                                                            1,593,629                771,076
 Accrued liabilities                                                                         1,319,027              6,141,219
 Current portion of capital leases                                                             875,002              1,075,652
 Short-term debt                                                                                     -              2,362,707
 Deferred revenue                                                                              564,963              1,666,397
                                                                                      -----------------------------------------

                                                                                             4,352,621             12,017,051
 Long-term capital leases                                                                      232,303              1,151,833
 Deferred revenue                                                                                    -                 61,597
                                                                                      -----------------------------------------

                                                                                             4,584,924             13,230,481
                                                                                      -----------------------------------------

 Stockholders' equity
 Convertible preferred stock, $0.001 par value, 130,198,000 shares authorized, 110,727,789 and 109,272 shares issued and outstanding at
    December 31, 2001 and 2000, respectively                                                   110,728                    109
 Common stock, $0.001 par value, 175,200,000 shares authorized, 29,777 and 33,765 shares issued and outstanding at December 31, 2001 and
    2000, respectively                                                                              29                     33
 Additional paid-in capital                                                                104,463,261             80,172,487
 Notes receivable from stockholders                                                                  -               (153,541)
 Accumulated deficit                                                                      (100,348,951)           (74,569,883)
                                                                                      -----------------------------------------

                                                                                             4,225,067              5,449,205
                                                                                      -----------------------------------------

                                                                                             8,809,991             18,679,686
                                                                                      =========================================


    The accompanying notes are an integral part of these financial statements

Icarian, Inc.
Statements of Operations
For the year ended December 31, 2001
------------------------------------------------------------------------------------------------------------------------------------

(expressed in U.S. Dollars)


                                                                                                 2001                   2000
                                                                                                    $                      $

 Revenue
 Software subscription revenue                                                               5,676,012              3,158,888
 Consulting revenue                                                                            787,120              3,199,792
                                                                                      -----------------------------------------

                                                                                             6,463,132              6,358,680
                                                                                      -----------------------------------------

 Cost and operating expenses
 Cost of software subscription revenue                                                       5,199,727              4,580,208
 Cost of consulting revenue                                                                  1,734,105             17,938,301
 Research and development                                                                    8,155,750             14,113,799
 Sales and marketing                                                                         8,484,726             20,429,200
 General and administrative                                                                  3,370,571              4,250,056
 Impairment write-down of equipment and purchased software                                   4,179,792                      -
                                                                                      -----------------------------------------

                                                                                            31,124,671             61,311,564
                                                                                      -----------------------------------------

 Loss from operations                                                                      (24,661,539)           (54,952,884)

 Interest income (expense), net                                                             (1,117,529)               809,478
                                                                                      -----------------------------------------

 Net loss/comprehensive loss                                                               (25,779,068)           (54,143,406)
                                                                                      =========================================






    The accompanying notes are an integral part of these financial statements

Icarian, Inc.
Statements of Stockholders' Equity
For the year ended December 31, 2001                                                                     (expressed in U.S. Dollars)
------------------------------------------------------------------------------------------------------------------------------------

                                         Convertible                                        Notes
                                     Preferred Stock   Common Stock      Additional   Receivable                              Total
                                     ----------------  ------------         Paid-in         from       Accumulated     Stockholders'
                                                                            Capital  Stockholders          Deficit           Equity
                                     Shares      $     Shares       $             $             $                $                $
Balances at December 31, 1999        76,966     77     20,496      20    22,494,063             -      (20,426,477)       2,067,683
Issuance of Series D convertible
   preferred stock $1,725 per share
   in March 2000 for cash, net of
   issuance costs of $64,000         32,306     32          -       -    55,642,197             -                -       55,642,229
Issuance of common stock upon
   exercise of options for cash,
   net of repurchases                     -      -     12,669      12       846,655             -                -          846,667
Stock-based compensation                  -      -          -       -       413,067             -                -          413,067
Issuance of common stock to
   non-employees for service
   rendered                               -      -        600       1       449,999             -                -          450,000
Issuance of warrants to purchase
   convertible preferred stock            -      -          -       -        92,107             -                -           92,107
Exercise of options to purchase
   common stock for stockholders'
   note receivable                        -      -          -       -       234,399      (234,399)               -                -
Forgiveness of stockholders' notes
      receivable                          -      -          -       -             -        80,858                -           80,858
Net loss                                  -      -          -       -             -             -      (54,143,406)     (54,143,406)
                                    ------------------------------------------------------------------------------------------------

Balances at December 31, 2000       109,272    109     33,765      33    80,172,487      (153,541)     (74,569,883)       5,449,205
                                    ================================================================================================





    The accompanying notes are an integral part of these financial statements

Icarian, Inc.
Statements of Stockholders' Equity continued
For the year ended December 31, 2001                                                                     (Expressed in U.S. Dollars)
------------------------------------------------------------------------------------------------------------------------------------


                                                Convertible                                        Notes
                                            Preferred Stock       Common Stock   Additional   Receivable                      Total
                                           ----------------       ------------      Paid-in         from  Accumulated  Stockholders'
                                                                                    Capital Stockholders      Deficit        Equity
                                           Shares          $      Shares     $            $            $            $             $
Balances at December 31, 2000             109,272        109      33,765    33   80,172,487     (153,541) (74,569,883)    5,449,205
Issuance of Series E convertible
   preferred stock at $450 per
   share in March 2001 for cash,
   net of issuance costs of $110,000       33,258         33           -     -   14,855,764            -            -    14,855,797
Issuance of Series F convertible
   preferred stock at $0.50 per share
   in November 2001 for cash and upon
   conversion of bridge loan, net of
   issuance costs of $109,000          18,772,408     18,773           -     -    9,166,296            -            -     9,185,069
Exchange of Series C for Series C-1
   convertible preferred stock:
   Issuance of Series C-1 stock         8,622,642      8,622           -     -            -            -            -         8,622
   Cancellation of Series C stock          (8,623)        (8)          -     -            -            -            -            (8)
Exchange of Series D for Series D-1
   convertible preferred stock:
   Issuance of Series D-1 stock        62,827,004     62,827           -     -            -            -            -        62,827
   Cancellation of Series D stock         (18,219)       (18)          -     -            -            -            -           (18)
Exchange of Series E for Series E-1
   convertible preferred stock:
   Issuance of Series E-1 stock        20,412,727     20,412           -     -            -            -            -        20,412
   Cancellation of Series E stock         (22,680)       (22)          -     -            -            -            -           (22)
Repurchases of common stock, net of
   exercises                                    -          -      (3,988)   (4)    (275,609)           -            -      (275,613)
Stock-based compensation                        -          -           -     -       61,323            -            -        61,323
Issuance of warrants in connection
   with building lease                          -          -           -     -      253,000            -            -       253,000
Issuance of warrants in connection
   with customer settlement                     -          -           -     -      230,000            -            -       230,000
Forgiveness of stockholders' notes
   receivable                                   -          -           -     -            -      153,541            -       153,541
Net loss                                        -          -           -     -            -            -  (25,779,068)  (25,779,068)
                                      ----------------------------------------------------------------------------------------------


 Balances at December 31, 2001         110,727,789    110,728      29,777    29  104,463,261           - (100,348,951)    4,225,067
                                      ==============================================================================================



    The accompanying notes are an integral part of these financial statements

Icarian, Inc.
Statements of Cash Flows
For the year ended December 31, 2001
------------------------------------------------------------------------------------------------------------------------------------

(expressed in U.S. Dollars)
                                                                                                  2001                   2000
                                                                                                     $                      $
 Increase (decrease) in cash and cash equivalents
 Operating activities
 Net loss                                                                                  (25,779,068)           (54,143,406)
 Items which do not involve cash or cash equivalents:
       Depreciation and amortization                                                         2,968,860              2,453,730
       Stock-based compensation and warrant expense                                            697,864              1,036,032
       Interest expense on Series F bridge loan                                                850,000                      -
       Write-off of equipment and purchased software                                         4,179,792                      -
 Changes in operating assets and liabilities:
       Accounts receivable                                                                   1,362,441             (1,453,569)
       Prepaids and other current assets                                                       (29,293)            (1,128,250)
       Other assets                                                                            631,076               (249,918)
       Accounts payable                                                                        822,553             (2,505,907)
       Accrued liabilities                                                                  (4,819,192)             4,414,947
       Deferred revenue                                                                     (1,163,031)               648,150
                                                                                      -----------------------------------------

                                                                                           (20,277,998)           (50,928,191)
                                                                                      -----------------------------------------

 Investing activities
 Purchase of property and equipment                                                           (123,067)            (3,267,702)
 Restricted cash                                                                               450,000               (450,000)
                                                                                      -----------------------------------------

                                                                                               326,933             (3,717,702)
                                                                                      -----------------------------------------

 Financing activities
 Proceeds from (repayment of) line of credit                                                  (600,000)               600,000
 Repayment of debt                                                                          (1,762,707)            (1,287,293)
 Principal payments under capital lease obligations                                         (1,120,180)              (893,211)
 Series F bridge loan proceeds                                                                 850,000                      -
 Proceeds from issuance of preferred stock, net of issue costs                              22,432,679             55,642,229
 Proceeds from issuance of common stock                                                         15,350                914,511
 Repurchase of common stock                                                                   (290,963)               (67,844)
                                                                                      -----------------------------------------

                                                                                            19,524,179             54,908,392
                                                                                      -----------------------------------------

 Net increase (decrease) in cash and cash equivalents                                         (426,886)               262,499
 Cash and cash equivalents at beginning of year                                              6,131,971              5,869,472
                                                                                      -----------------------------------------

 Cash and cash equivalents at end of year                                                    5,705,085              6,131,971
                                                                                      =========================================

 Supplemental cash flow information
 Interest paid                                                                                 269,554                630,834
                                                                                      =========================================

 Supplemental disclosure of non-cash financing activities
 Property and equipment acquired under capital lease                                                 -              2,021,715
                                                                                      =========================================



    The accompanying notes are an integral part of these financial statements

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)



1     Going concern

      The accompanying financial statements have been prepared assuming that Icarian Inc. (the "Company") will continue as a going concern. Through December 31, 2001, the Company had an accumulated deficit of approximately $100,350,000 and has continued to incur significant operating losses in 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. If the Company does not have funding to meet its needs, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions may have a material adverse effect on the Company's business, results of operations, and prospects (see note 8).

2     Description of business and summary of significant accounting policies

      Description of business

      The Company was founded on August 12, 1997 and operated as a limited liability company until June 3, 1998 when it was incorporated in the state of Delaware. The Company is a provider of employee resource planning software and services for automating and integrating customers' entire workforce. The principal market for the Company's products is the United States of America. The Company's headquarters are located in Sunnyvale, California.

      Stock split

      In connection with the closing of the Series F preferred stock financing in November 2001, the Company effected a 1-for-250 reverse stock split. All per share amounts, and numbers of common shares, preferred shares, warrants and options in these financial statements have been restated to give retroactive effect to the stock split for all periods presented.

      Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

      Cash and cash equivalents

      The Company generally invests its excess cash in money market accounts, certificates of deposits, and U.S. Treasury bills. The Company considers all highly liquid investments with a maturity from date of original purchase of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)


      Property and equipment

      Property and equipment are stated at cost, less accumulated depreciation which is provided using the straight-line method over the estimated useful lives of the assets, which is generally two to five years. Equipment acquired under capital lease is amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term.

      Impairment of long-lived assets

      The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets, including intangible assets, may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be realized through undiscounted future cash flows. In the event an impairment exists, an impairment charge would be determined by comparing the carrying amounts of the asset to the applicable discounted estimated future cash flows to be generated by the asset. In addition, the remaining amortization period for the impaired asset would be reassessed and revised if necessary.

      During the year ended December 31, 2001, the Company recorded a write down of approximately $4,180,000 in the carrying value of property, equipment and purchased software to reflect their non-use due to Company downsizing. The property and equipment consisted primarily of redundant furniture, computer equipment and leasehold improvements. Purchased software consisted of licenses of third party software technology.

      Revenue recognition

      The Company generates revenue from software application subscriptions and professional services. Customers are provided access to the Company's hosted software applications for a contractually fixed monthly fee. Professional services consist of consulting, implementation, and education services. Revenue is recognized, in accordance with Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," when persuasive evidence of an arrangement exists; delivery of the product has occurred or services have been rendered; the fee is fixed or determinable; and collectibility is reasonably assured.

      Revenue from software application subscriptions is recognized ratably over the contract period. In arrangements which include both software application subscriptions and professional services, the Company allocates and defers revenue for the undelivered items based on objective evidence of fair value, and the remaining portion of the arrangement fee is recognized as revenue. Revenue from professional services is recognized using the percentage-of-completion method for fixed fee arrangements, or as services are provided for time-and-material arrangements. Amounts billed in advance of revenue recognized under the above criteria are included in deferred revenue on the balance sheet. The Company had one license agreement requiring significant customization of the software product which was entered into during 1999 and that continued throughout 2000. For that contract, revenue was recognized in accordance with AICPA Statement of Position 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts."

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)


      Concentration of credit risk

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Accounts receivable consist of balances due from a limited number of customers. The Company believes its concentration of credit risk with respect to its customer account receivable balances is mitigated by the performance of ongoing evaluations of its customers' financial condition. The Company generally requires no collateral from its customers. The Company maintains an allowance for doubtful accounts based on the expected collectibility of its accounts receivable.

      The Company's three largest customers comprised 9%, 8%, and 6% of the Company's revenue, respectively, during 2001 and 18%, 18%, and 6% of the Company's revenue, respectively, during 2000. Three customers comprised 16%, 10%, and 9% of accounts receivable, respectively, as of December 31, 2001 and 13%, 12%, and 7% of accounts receivable, respectively, as of December 31, 2000.

      Software development costs

      Product development costs are expensed as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" (SFAS 86), requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all costs to research and development expense in the periods they were incurred.

      Advertising

      Advertising costs are expensed as incurred and totalled $230,000 and $1,689,000 for the years ended December 31, 2001 and December 31, 2000 respectively.

      Stock-based compensation

      The Company accounts for stock options granted to its employees, executive officers and directors using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and has adopted the disclosure only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123).

      Options and warrants granted to non-employees are recorded at their fair market value at the performance commitment date and charged to operations over the periods in which the services are rendered.

      Income taxes

      The Company accounts for income taxes under the liability method whereby deferred tax asset or liability account balances are calculated at the balance sheet date using current tax laws and rates in effect for the year in which the differences are expected to affect taxable income. The Company provides a valuation allowance on net deferred tax assets when it is more likely than not that such assets will not be realized.

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)



      Other comprehensive income (loss)

      Other comprehensive income (loss) includes revenues and expenses and gains and losses that are not included in net loss, but rather are recorded directly in stockholders' equity. Comprehensive loss equals net loss for the years ended December 31, 2001 and 2000.

      Fair value of financial instruments

      The carrying values of the Company's cash, cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair values. The fair values of the capital lease obligations for equipment and term loans are estimated based on current interest rates available to the Company for debt instruments with similar terms, degrees of risk, and remaining maturities. The carrying values of these obligations approximate their respective fair values. The estimated fair values may not be representative of actual values of the financial instruments that could have been realized as of the period end or that will be realized in the future. The Company invests its excess cash in deposit accounts at recognized institutions and in U.S. Treasury bills.

      Recent accounting pronouncements

      During 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations", (SFAS 141). This standard is effective for all business combinations initiated after June 30, 2001, and requires that the purchase method of accounting be used for all business combinations initiated after that date. The Company has not completed any business combinations to date.

      During 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). This standard is effective for fiscal years beginning after December 15, 2001, which is the fiscal year beginning January 1, 2002 for the Company, but applied immediately to any business combinations consummated after June 30, 2001. SFAS 142 requires that goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, including goodwill recorded in past business combinations, but will be subject to annual impairment tests in accordance with the new guidelines. Other tangible assets will continue to be amortized over their useful lives. The Company historically has not completed any business acquisitions and therefore, believes that the adoption of this pronouncement will not have an effect on its results from operations and financial position.

      In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", (SFAS 144). This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this Statement are effective for fiscal statements issued for fiscal years beginning after December 15, 2001, which is the fiscal year beginning January 1, 2002 for the Company. The Company has not assessed the impact that the adoption of this pronouncement will have on its results from operations or financial position.

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)



3     Property and equipment

      Property and equipment are stated at cost and consist of the following:



                                                                                                2001                  2000
                                                                                                   $                     $

      Computer equipment and software                                                      4,897,711             7,173,096
      Furniture and equipment                                                                788,227             1,879,517
      Leasehold improvements                                                                 326,826               980,477
                                                                                    -----------------------------------------

                                                                                           6,012,764            10,033,090
      Accumulated depreciation and amortization                                           (3,874,490)           (3,005,919)
                                                                                    -----------------------------------------

                                                                                           2,138,274             7,027,171
                                                                                    =========================================


4     Leases and commitments

      Property and equipment includes assets acquired under capital lease obligations. Cost was approximately $2,215,000 and $3,715,000 and accumulated amortization was approximately $1,096,000 and $1,359,000 at December 31, 2001 and 2000, respectively, under these leases.

      The Company leases its facility under a non-cancelable operating lease agreement, which expires in October 2004. Rent expense was approximately $1,311,000 and $1,392,000 for the years ended December 31, 2001 and 2000, respectively.

      As of December 31, 2001, minimum payments under all non-cancellable lease agreements were as follows:


                                                                                     Capital leases       Operating leases
                                                                                                  $                      $
      Year ending December 31,

            2002                                                                             928,462             1,126,135
            2003                                                                             227,311               847,048
            2004                                                                                   -               649,798
            2005                                                                                   -                     -
            2006 and thereafter                                                                    -                     -
                                                                                    -----------------------------------------

      Total minimum lease payments                                                         1,155,773             2,622,981
                                                                                                          ===================
      Less amount representing interest                                                      (48,468)
                                                                                    ------------------

      Present value of minimum lease payments                                              1,107,305
      Less current portion                                                                  (875,002)
                                                                                    ------------------

      Long-term capital lease obligations                                                    232,303
                                                                                    ==================

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)


      In June 1998, the Company entered into a $2,850,000 Master Lease Agreement with a leasing company. All borrowings under this lease agreement bear interest from 1.9% to 11.25% and are collateralized by certain assets of the Company. As of December 31, 2001, approximately $671,340 was outstanding.

      In July 2000, the Company entered into a capital lease agreement with a computer hardware supplier for approximately $754,000. During 2001, this lease has been renegotiated with equipment being returned and the monthly payment reduced to $7,500 from approximately $23,000. The original term of 36 equal monthly payments has remained. The total balance owed to the computer hardware supplier was approximately $460,000 as of December 31, 2001.

5     Debt

      During 2001, the Company repaid all its outstanding debt consisting of loans to two financial institutions totalling approximately $2,363,000. Total interest costs incurred and charged to expense were $144,000 and $647,910 for 2001 and 2000 respectively.

6     Stockholders' equity

      Authorized

      The authorized capital stock of the Company consists of 175,200,000 shares of common stock having a par value of $0.001 per share and 130,198,000 shares of preferred stock, issuable in series, having a par value of $0.001 per share.



      Issued
                                                                                                          Par Value
                                                                                              ------------------------------
                                                                                                       2001           2000
      Series A convertible preferred stock; par value $0.001, 12,800 shares authorized,
           12,800 share issued and outstanding (liquidation preference of $480,000)                      12             12
      Series B convertible preferred stock; par value $0.001, 33,200 shares authorized,
           32,016 shares issued and outstanding (liquidation preference of $5,442,800)                   32             32
      Series C convertible preferred stock; par value $0.001, 36,000 shares authorized,
           23,527 and 32,150 shares issued and outstanding at December 31, 2001 and 2000,
           respectively (liquidation preference of $16,074,992)                                          24             32
      Series D convertible preferred stock; par value $0.001, 36,000 shares authorized,
           14,087 and 32,306 shares issued and outstanding at December 31, 2001 and 2000,
           respectively (liquidation preference of $55,706,194)                                          15             33
      Series E convertible preferred stock; par value $0.001, 80,000 shares authorized,
           10,578 shares issued and outstanding at December 31, 2001 (liquidation preference
           of $14,965,999)                                                                               11              -
      Series F convertible preferred stock; par value $0.001, 21,000,000 shares authorized,
           18,772,408 shares issued and outstanding at December 31, 2001 (liquidation
           preference of $18,772,408)                                                                18,772              -
      Series C-1 convertible preferred stock; par value $0.001, 11,000,000 shares authorized, 8,622,642 shares issued and outstanding at December 31, 2001
           (liquidation preference of $8,622,642)                                                     8,622              -
      Series D-1 convertible preferred stock; par value $0.001, 75,000,000 shares authorized, 62,827,004 shares issued and outstanding (liquidation preference of
           $62,827,004)                                                                              62,827              -
      Series E-1 convertible preferred stock; par value $0.001, 23,000,000 shares authorized, 20,412,727 shares issued and outstanding (liquidation preference of
           $20,412,727)                                                                              20,413              -
                                                                                              ------------------------------
                                                                                                    110,728            109
                                                                                              ------------------------------
      Common stock, $0.001 par value, 29,777 and 33,765 shares issued and outstanding at                 29             33
            December 31, 2001 and 2000, respectively                                          ==============================

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)


      Convertible preferred stock

      Each share of Series A, B, C, D, E and F convertible preferred stock is, at the option of the holder, convertible into one share of common stock, subject to certain adjustments for dilution, if any, resulting from future stock issuances. The outstanding shares of Series A, B, C, D, E and F convertible preferred stock automatically convert into common stock immediately prior to the closing of an underwritten public offering of common stock under the Securities Act of 1933 in which the Company receives at least $20,000,000 in gross proceeds.

      Series A convertible preferred stockholders are entitled to non-cumulative dividends at the rate of eight percent of the purchase price per annum if and when declared by the board of directors. Series B through Series F convertible preferred stockholders are entitled to non-cumulative dividends at the rate of four percent of the purchase price per annum if and when declared by the board of directors. No dividends have been declared as of December 31, 2001. The Series A, B, C, D and E convertible preferred stockholders are entitled to receive, upon liquidation, an amount per share equal to the issuance price, plus all declared but unpaid dividends. The Series F convertible preferred stockholders are entitled to receive, upon liquidation, an amount per share equal to twice the issuance price, plus all declared but unpaid dividends. Thereafter, the remaining assets and funds, if any, shall be distributed pro rata among the common stockholders. The Series A, B, C, D, E and F convertible preferred stockholders have voting rights equal to the common shares issuable upon conversion of their preferred shares.

      As part of the Series F financing, certain shares and warrants of Series C, D and E preferred stock held by investors participating in Series F were exchanged for Series C-1, D-1 and E-1 preferred shares and warrants respectively. All terms and conditions of these shares are the same as their originating shares except that their liquidation preference amounts and conversion prices are equal to that of the Series F preferred stock. However, the liquidation preference for newly issued shares of Series C-1, D-1 and E-1 preferred stock are subordinate to the liquidation preference of Series F preferred stock. Additionally, in connection with the Series F closing, bridge loans totalling $850,000 due to certain stockholders were converted into $1.7 million of Series F stock. The Company recorded non-cash interest expense of approximately $850,000 as a result of this conversion of the bridge loans.

      Common stock

      The Company has reserved a total of 175,200,000 shares of common stock for the conversion of preferred stock and for the issuance of common stock upon the exercise of stock options and warrants or for issuance to third parties. Of that total, 160,000,000 shares have been designated Series 1 common stock and 15,200,000 shares were designated as Series 2 common stock in connection with the Series F financing. Series 1 and Series 2 common stock carry equivalent voting rights. Management intends to utilize Series 2 common stock solely for future issuance to employees. Subsequent to year end, in January 2002 the Company granted employees 15,200,000 options for Series 2 common stock with an exercise price of $0.01 per share.

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)

      Warrants

      In connection with a capital lease agreement (see Note 4), the Company issued a financial institution a warrant to purchase an aggregate of 265 shares of its Series B convertible preferred stock at $170 per share. The warrant expires on June 30, 2008. In conjunction with a bank line of credit, the Company issued the lenders a warrant to purchase an aggregate of 265 shares of its Series B convertible preferred stock at $170 per share. The warrant expires on July 3, 2005. The value of the warrants is not material. The warrants were exercisable upon issuance. In connection with a capital lease agreement, the Company issued the financial institution warrants to purchase 100 shares of its Series C convertible preferred stock at $500 per share. The warrants expire on May 30, 2009. The warrants were valued using the Black-Scholes model. The total value of approximately $34,500 is being amortized to interest expense over the term of the lease. The warrants were exercisable upon issuance.

      In connection with a loan and security agreement, the Company issued the lender a warrant to purchase 300 shares of the Company's Series B preferred stock at $335 per share. The warrant was exercisable upon issuance and expires on the later of (i) ten years after the date of grant or (ii) five years after the closing of the Company's initial public offering of its common stock. The warrant was valued using the Black-Scholes model. The total value of approximately $114,000 was being amortized to interest expense over the term of the loan agreement. Upon repayment of the outstanding loan the remaining value was charged to interest expense. In connection with the Company's facility operating lease agreement, the Company issued the lessor warrants to purchase 100 shares of the Company's Series C preferred stock at an exercise price of $500 per share. The warrants were exercisable upon issuance and expire at the later of (i) ten years after the date of grant or (ii) five years after the closing of the Company's initial public offering of its common stock. The warrants were valued using the Black-Scholes model. The total value of approximately $34,500 is being amortized to rent expense over the term of the operating lease. During 2000, in connection with a capital lease agreement, the Company issued a financial institution warrants to purchase 29 shares of its Series D convertible preferred stock at $1,725 per share. The warrants expire on March 30, 2010. The warrants were valued using the Black-Scholes model. The total value of approximately $30,000 is being amortized to interest expense over the term of the lease. The warrants were exercisable upon issuance.

      In 2000, in connection with a Loan and Security Agreement, the Company issued the lender a warrant to purchase 60 shares of its Series D preferred stock at $1,725 per share. The warrant was valued using the Black-Scholes model. The total value of approximately $62,100 was being amortized to interest expense over the term of the loan agreement. Upon repayment of the outstanding loan the remaining value was charged to interest expense. During 2001, in connection with renegotiating the facility operating lease agreement, the Company issued the lessor warrants to purchase 550,000 shares of the Company's Series F preferred stock at an exercise price of $0.50 per share. The warrants were exercisable upon issuance and expire at the later of (i) ten years after the date of grant or (ii) five years after the closing of the Company's initial public offering of its common stock. The warrants were valued using the Black-Scholes model. The total value of approximately $253,000 has been expensed. In connection with the settlement of a customer dispute, the Company issued the lessor warrants to purchase 556 shares of the Company's Series E preferred stock at an exercise price of $450 per share. The warrants were exercisable upon issuance and expire at the later of (i) ten years after the date of grant or (ii) five years after the closing of the Company's initial public offering of its common stock. The warrants were valued using the Black-Scholes model. The total value of approximately $230,000 has been expensed.

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)


      In connection with the employment agreement between the Company and the CEO the Company issued the CEO warrants to purchase 500,000 shares of the Company's Series E preferred stock at an exercise price of $0.90 per share. The warrants were exercisable upon issuance and expire at the later of (i) ten years after the date of grant or (ii) five years after the closing of the Company's initial public offering of its common stock. The warrants were valued using the Black-Scholes model. The calculated value of approximately $38,000 is being amortized over the expected term of employment.

      In connection with the Series E financing, 13,303 Series E warrants and 1,735 Series D warrants were granted in proportion to the number of shares purchased. The exercise price on both the Series E warrants and Series D warrants were $225 and $862.50 per share respectively. The warrants were valued using the Black-Scholes model. The calculated value of approximately $1,638,000 was recorded in the equity accounts as a cost of raising capital.

      Stock option plans

      As discussed in Note 1, the Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options. The alternative fair value accounting provided for under SFAS 123 requires use of option valuation models to value employee stock options. Under APB 25, when the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

      The Company issues stock options that may be exercised to purchase common stock at any time subsequent to issuance. Such shares of common stock may be subject to vesting. The Company has the right to repurchase all unvested shares at the original exercise price in the event of employee termination. The number of shares subject to the repurchase right decreases as the shares vest under the original option terms, which is generally four years.

      1998 Incentive Stock Options

      During fiscal 1998, the Company adopted the 1998 Incentive Stock Plan (the 1998 Plan). Under the 1998 Plan, up to a total of 23,200 shares of the Company's common stock may be granted as options or sold to eligible participants. Under the 1998 Plan, options to purchase common stock may be granted at no less than 85% of the fair value on the date of the grant (110% of fair value in certain instances), as determined by the board of directors. Options generally vest over a 48-month period and have a maximum term of ten years. During 2000 and 2001, the board of directors reserved an additional 12,424 and 1,200 shares to be granted under the 1998 Plan respectively. As at December 31, 2001, 1,963 shares remained available for future grant under the 1998 Plan.

      1999 Officers and Directors Incentive Stock Plan

      During fiscal 1999, the Company adopted the 1999 Officers and Directors Plan (the 1999 Plan). Under the 1999 Plan, up to 2,000 shares of the Company's common stock may be granted as options or sold to eligible participants. Under the 1999 Plan, options to purchase common stock may be granted at no less than 85% of the fair value on the date of grant (110% of fair value in certain instances), as determined by the board of directors. During 2000, the board of directors decreased the number of shares to be granted under the 2000 Plan by 675.
      Options generally vest over a 48-month period and have a maximum term of 10 years. At December 31, 2001, no shares remained available for future grant under the 1999 Plan.

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)


      2000 Incentive Stock Plan

      During fiscal 2000, the Company adopted the 2000 Plan (the 2000 Plan). Under the 2000 Plan, up to 800 shares of the Company's common stock may be granted as options or sold to eligible participants. Under the 2000 Plan, options to purchase common stock may be granted at no less than 85% of the fair value on the date of grant (110% of fair value in certain instances), as determined by the board of directors. Options generally vest over a 48-month period and have a maximum term of 10 years. At December 31, 2001, 715 shares remained available for future grant under the 2000 Plan.

      Information with respect to stock option activity under all plans is summarized as follows:



                                                          Options                Options                    Weighted average
                                                         available              outstanding -                exercise price
                                                         for grant           number of shares                       $

      Balance December 31, 1999                                783                  21,922                        47.11
            Shares authorized (additional)                  12,549                       -                            -
            Options granted                                (16,923)                 16,923                       663.00
            Options exercised                                    -                 (14,272)                       80.42
            Options forfeited                                4,438                  (4,438)                      264.14
                                                  --------------------------------------------------

      Balance December 31, 2000                                847                  20,135                       493.32

            Shares authorized (additional)                   1,200                       -
            Options granted                                (15,431)                 15,431                       187.50
            Options exercised                                    -                    (110)                      139.55
            Options forfeited                               16,062                 (16,071)                      439.65
                                                  --------------------------------------------------

      Balance December 31, 2001                              2,678                  19,385                       296.25
                                                  ===================================================



      The weighted-average estimated fair value of employee stock options granted during fiscal 2001 and 2000 were $118.00 and $417.50 per share, respectively.

      The following table summarizes information about options outstanding at December 31, 2001. The Company's option plans allow for early exercise of options and therefore options outstanding are equal to options exercisable.

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)




                                                                          Outstanding/exercisable options
                                                         ---------------------------------------------------------------------

                                                                                     Weighted average       Weighted average
                               Range of exercise prices       Number of shares       contractual life         exercise price
                                                      $         (in thousands)             (in years)                      $

                                            17.50 - 25.00               1,064                    7.12                  19.77
                                           87.50 - 125.00                 608                    7.90                 118.77
                                          187.00 - 750.00              17,713                    9.19                 318.94
                                                             --------------------

                                                                       19,385                    9.04                 296.25
                                                             ====================



      Of the options exercised through December 31, 2001, 411 remain subject to repurchase.

      Pro forma information regarding net income is required by SFAS No. 123, which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value of these options was estimated at the date of grant using the minimum value method option pricing model with the following weighted-average assumptions for the period from inception to December 31, 2001: risk-free interest rates of 6%, a dividend yield of 0%; and a weighted-average expected life of the option of four years. The effect of applying SFAS 123 to the Company's stock option awards did not result in pro forma net loss materially different from amounts reported. Therefore, such pro forma information is not presented herein. Future pro forma compensation expense amounts may be material.

      Employee compensation

      In connection with the termination of certain employees in 2001 and 2000, the Company modified the vesting of certain shares. The Company recorded severance charges of approximately $23,000 and $343,000 in 2001 and 2000, respectively.

7     Income taxes

      As of December 31, 2001 and 2000, the Company had deferred tax assets of approximately $37,100,000 and $29,700,000, respectively. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which is uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $7,400,000 and $21,900,000 during the years ended December 31, 2001 and 2000, respectively. Deferred tax assets primarily relate to net operating loss and tax credit carryforwards.

      As of December 31, 2001 the Company had federal net operating loss carryforwards of approximately $89,200,000. The Company also had federal research and development tax credit carryforwards of approximately $758,000. The net operating loss and tax credit carryforwards will expire at various dates beginning in 2018 if not utilized.

Icarian, Inc.
Notes to Financial Statements
December 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. Dollars)


      Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

8     Subsequent event

      In June of 2002, the Company was acquired by Workstream Inc. in an all stock transaction. Total consideration consisted of 2,800,000 common shares of Workstream Inc. received in exchange for all of the Company's outstanding shares at the time of the acquisition.


                                                                 Icarian Inc.
                                                       Unaudited Interim Balance Sheets



                                                          March 31, 2002         March 31, 2001
                                                      ---------------------- -----------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                    $    3,256,151         $    13,266,809
Accounts receivable, net of allowances for doubtful
accounts of $20,000 (March 31, 2001 $377,495)                       601,647               2,021,076
Prepaid and other current assets                                    190,723               2,432,713
                                                      ---------------------------------------------
                                                                  4,048,571              17,720,598
CAPITAL ASSETS                                                    1,532,526               6,452,358
OTHER ASSETS                                                        161,250                 254,415
                                                      ---------------------------------------------

                                                             $    5,742,347         $    24,427,371
                                                             ==============         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities                     $    1,706,126         $     6,549,687
Line of credit                                                            -               1,369,443
Short-term debt                                                           -                 600,000
Accrued compensation                                                201,834               1,067,016
Current portion of other long-term obligations                      626,478               1,075,652
Deferred revenue                                                    643,632               1,637,634
                                                      ---------------------------------------------
                                                                  3,178,070              12,299,432
OTHER LONG-TERM OBLIGATIONS                                               -                 738,437
                                                      ---------------------------------------------
                                                                  3,178,070              13,037,869
                                                      ---------------------------------------------

STOCKHOLDERS' EQUITY
Capital stock and additional paid-in capital                    103,534,667              93,629,662
Accumulated deficit                                            (100,970,390)            (82,240,160)
                                                      ---------------------------------------------
                                                                  2,564,277              11,389,502
                                                      ---------------------------------------------

                                                             $    5,742,347         $    24,427,371
                                                      =============================================



    The accompanying notes are an integral part of these financial statements

                                                        Icarian Inc.
                                        Unaudited Interim Statements of Operations

                                         Three months ended          Three months ended
                                           March 31, 2002              March 31, 2001
                                        ----------------------    --------------------------


REVENUE                                        $  1,180,444                     $     1,810,257
COST OF REVENUES                                    839,367                           2,812,284
                                               ------------                     ---------------


Gross Profit (Loss)                                 341,077                          (1,002,027)
                                               ------------                     ---------------

EXPENSES
Selling and marketing                               398,902                           3,198,570
General and administrative                          480,091                             529,403
Research and development                            756,521                           3,183,632
Amortization and depreciation                       413,601                             766,028
                                               ------------                     ---------------


                                                  2,049,115                           7,677,633
                                               ------------                     ---------------


Loss from operations                             (1,708,038)                         (8,679,660)
                                               ------------                     ---------------
Other income (expense), net                          43,371                             (33,845)
                                               ------------                     ---------------


                                               $ (1,664,667)                    $    (8,713,505)
NET LOSS FOR THE PERIOD                        ============                     ===============



    The accompanying notes are an integral part of these financial statements

                                  Icarian Inc.
                   Unaudited Interim Statements of Cash Flows




                                                                                              Three months ended
                                                                                     March 31, 2002     March 31, 2001
                                                                                   ----------------- ------------------
CASH FLOWS FROM (USED IN)  OPERATING ACTIVITIES
Net loss for the period                                                                $(1,664,667)      $ (8,713,505)

Items which do not involve cash or cash equivalents:
         Depreciation and amortization                                                     413,601            766,028
         Write-off of equipment and purchased software                                     351,620                  -
         Warrant expense                                                                         -            383,541
Change in operating components of working capital                                         (909,189)           998,295
                                                                                   -----------------------------------

Net cash used in operating activities                                                   (1,808,635)        (6,565,641)
                                                                                   -----------------------------------



CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
Purchase of property and equipment                                                        (159,473)          (192,215)
                                                                                   -----------------------------------


CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES

Proceeds from share issuance                                                                     -         14,965,764
Costs relating to share issuance                                                                 -           (110,000)
Capital lease payments                                                                    (480,826)          (366,812)
Shareholder loan repayment                                                                       -            (11,327)
Repayment on line of credit                                                                      -           (191,667)
Repayments on long-term obligations                                                              -           (393,264)
                                                                                   -----------------------------------

Net cash (used in) provided by financing activities                                       (480,826)        13,892,694
                                                                                   -----------------------------------

Net (decrease) increase in cash and cash equivalents                                    (2,448,934)         7,134,838

Cash and cash equivalents at beginning of the period                                     5,705,085          6,131,971
                                                                                   -----------------------------------


Cash and cash equivalents at end of the period                                         $ 3,256,151       $ 13,266,809
                                                                                   ===================================



    The accompanying notes are an integral part of these financial statements

Icarian, Inc.
Notes to Unaudited Interim Financial Statements
March 31, 2002
--------------------------------------------------------------------------------
(expressed in U.S. Dollars)

1.    Description of business and summary of significant accounting policies

      Description of business

      Icarian Inc. (the "Company") was founded on August 12, 1997 and operated as a limited liability company until June 3, 1998 when it was incorporated in the state of Delaware. The Company is a provider of employee resource planning software and services for automating and integrating customers' entire workforce. The principal market for the Company's products is the United States of America. The Company's headquarters are located in Sunnyvale, California.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

      Cash and cash equivalents

      The Company generally invests its excess cash in money market accounts, certificates of deposits, and U.S. Treasury bills. The Company considers all highly liquid investments with a maturity from date of original purchase of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

      Property and equipment

      Property and equipment are stated at cost, less accumulated depreciation which is provided using the straight-line method over the estimated useful lives of the assets, which is generally two to five years. Equipment acquired under capital lease is amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term.

Icarian, Inc.
Notes to Unaudited Interim Financial Statements
March 31, 2002
--------------------------------------------------------------------------------
(expressed in U.S. Dollars)


      Software development costs

      Product development costs are expensed as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" (SFAS 86), requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all costs to research and development expense in the periods they were incurred.

      Fair value of financial instruments

      The carrying values of the Company's cash, cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair values. The fair values of the capital lease obligations for equipment and term loans are estimated based on current interest rates available to the Company for debt instruments with similar terms, degrees of risk, and remaining maturities. The carrying values of these obligations approximate their respective fair values. The estimated fair values may not be representative of actual values of the financial instruments that could have been realized as of the period end or that will be realized in the future. The Company invests its excess cash in deposit accounts at recognized institutions and in U.S. Treasury bills.

2.    Property and equipment

      During the three month period ended March 31, 2002, the Company recorded a write-down of $351,620 related to redundant computer equipment.

3.    Issuance of Series E convertible preferred stock

      During March of 2001, the Company issued Series E convertible preferred stock for cash proceeds of $14,855,797, net of issue costs of $110,000.

4.    Warrants

      During the three month period ended March 31, 2001, the Company issued warrants in connection with a customer settlement and forgiveness of stockholders' notes receivable valued at $230,000 and $153,541, respectively.

Unaudited Pro Forma Financial Information


On June 28, 2002, Workstream Inc. acquired Icarian, Inc. via the merger of Workstream Acquisition Inc., a wholly-owned subsidiary of Workstream Inc., with and into Icarian Inc.

The unaudited pro forma balance sheet represents the combined companies as at May 31, 2002, with certain adjustments that would have affected the combined companies had the merger taken place at May 31, 2002.

The unaudited pro forma statement of operations represents the combined results of Workstream Inc. and Icarian Inc. for the year ending May 31, 2002, with certain adjustments that would have affected the combined companies had the merger taken place at June 1, 2001.

The unaudited pro forma condensed combined consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Workstream Inc. that would have been reported had the acquisition been consummated as of the dates presented, and should not be taken as representative of future operating results or financial position of Workstream Inc. The pro forma adjustments are based upon available information and assumptions that Workstream Inc. management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined consolidated financial statements have been prepared based on the estimated fair value of the assets acquired from Icarian as determined by Workstream Management. The impact of ongoing integration activities and adjustments to fair value of acquired net tangible and intangible assets of Icarian could cause material differences in the information presented.

Pro forma financial information as of May 31, 2002 and for the year then ended is as follows:

                                 Workstream Inc.
                        Unaudited Pro Forma Balance Sheet
                               As at May 31, 2002

                                                    Workstream                            Pro Forma               Pro Forma
                                                        Inc.         Icarian Inc.        Adjustments               Combined
                                                    -------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                          $ 1,297,656       $ 2,203,798                                   $3,501,454
Restricted cash                                      1,957,090                 -                                    1,957,090
Short-term investments                                 345,206                 -                                      345,206
Accounts receivable                                  1,314,958           350,846                                    1,665,804
Other current assets                                   370,588           305,154                                      675,742
                                                   --------------------------------------------------------------------------
                                                     5,285,498         2,859,798                                    8,145,296

CAPITAL ASSETS                                       1,557,303         1,406,367                                    2,963,670
DEFERRED TAX ASSET                                     694,148                 -                                      694,148
OTHER ASSETS                                           146,605                 -                                      146,605
ACQUIRED INTANGIBLE ASSETS                           2,853,871                 -          $8,393,337(1)            11,247,208
GOODWILL                                            12,738,172                 -           4,821,349(2)            17,559,521
                                                   --------------------------------------------------------------------------
                                                   $23,275,597        $4,266,165         $13,214,686              $40,756,448
                                                   ==========================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued
  liabilities                                       $1,975,740        $1,618,393          $1,100,691(3)            $4,694,824
Line of credit                                       1,364,723                 -                                    1,364,723
Accrued compensation                                   900,360           226,198             345,340(3)             1,471,898
Current portion of other
  long-term obligations                              1,682,391           444,420                                    2,126,811
Deferred revenue                                     1,038,886           672,663            (250,000)(4)            1,461,549
                                                   --------------------------------------------------------------------------
                                                     6,962,100         2,961,674           1,196,031               11,119,805

DEFERRED INCOME TAX LIABILITY                          650,686                 -           3,357,300(5)             4,007,986
OTHER LONG-TERM OBLIGATIONS                            905,993            47,206                                      953,199
                                                   --------------------------------------------------------------------------
                                                     8,518,779         3,008,880           4,553,331               16,080,990
                                                   --------------------------------------------------------------------------

SHAREHOLDERS' EQUITY


CAPITAL STOCK                                       33,135,734               142           9,918,498 (6)           43,054,374
Additional paid-in capital                           4,792,887       103,388,876        (103,388,876)(6)            4,792,887
Accumulated other comprehensive loss                  (885,961)                -                                     (885,961)
Accumulated deficit                                (22,285,842)     (102,131,733)        102,131,733(6)           (22,285,842)
                                                   --------------------------------------------------------------------------
                                                    14,756,818         1,257,285           8,661,355               24,675,458
                                                   --------------------------------------------------------------------------
                                                   $23,275,597        $4,266,165         $13,214,686              $40,756,448
                                                   ==========================================================================

                                      F-27


       See accompanying notes to Unaudited Pro Forma Financial Statements.

                                 Workstream Inc.
                   Unaudited Pro Forma Statement of Operations
                         For the year Ended May 31, 2002

                                                    Workstream                            Pro Forma               Pro Forma
                                                        Inc.         Icarian Inc.        Adjustments               Combined
                                                    -------------------------------------------------------------------------
REVENUE                                            $14,751,620        $5,551,535                                 $ 20,303,155

COST OF REVENUES                                     2,858,294         4,118,196                                    6,976,490
                                                   --------------------------------------------------------------------------


GROSS PROFIT                                        11,893,326         1,433,339                                   13,326,665
                                                   --------------------------------------------------------------------------

EXPENSES

Selling and marketing                                6,649,057         4,445,367                                   11,094,424
General and administrative                           6,724,211         3,883,099                                   10,607,310
Research and development                               749,392         2,554,933                                    3,304,325
Amortization and
  depreciation                                       1,795,445           647,550          $2,797,800(7)             5,240,795
Impairment write-down of
  goodwill                                           2,810,000                 -                                    2,810,000
Impairment write-down of
  equipment and purchased
  software                                                   -         4,179,792                                    4,179,792
                                                   --------------------------------------------------------------------------
                                                    18,728,105        15,710,741           2,797,800               37,236,646
                                                   --------------------------------------------------------------------------

OPERATING LOSS                                      (6,834,779)      (14,277,402)         (2,797,800)             (23,909,981)
                                                   --------------------------------------------------------------------------

OTHER INCOME AND (EXPENSES), net                      (154,922)         (995,222)                                  (1,150,144)
                                                   --------------------------------------------------------------------------
LOSS BEFORE INCOME TAX                              (6,989,701)      (15,272,624)         (2,797,800)             (25,060,125)
Recovery of deferred income taxes                       28,396                 -           1,119,100(8)             1,147,496
                                                   --------------------------------------------------------------------------
NET LOSS FOR THE YEAR                              $(6,961,305)     $(15,272,624)        $(1,678,700)            $(23,912,629)
                                                   ==========================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING DURING THE YEAR                  13,281,374                             2,800,000               16,081,374
                                                   ===========                           ===========             ============

BASIC AND DILUTED NET LOSS PER SHARE                    ($0.52)                                                        ($1.49)
                                                   ===========                                                   ============


       See accompanying notes to Unaudited Pro Forma Financial Statements.

PRO-FORMA EXPLANATORY FOOTNOTES:


(1) Intangible assets acquired have been preliminarily valued at $8,393,337 relating to customer list and acquired technology.

(2) Goodwill has been preliminarily recorded of $4,821,349 and represents the excess of the purchase price over the net tangible and intangible assets acquired.

(3) Current liabilities of $1,100,691 for direct acquisition costs and certain exit costs related to the acquisition and $345,340 related to employee termination benefits and acquisition bonuses required by the acquisition agreement. Costs and liabilities include the estimated cost of facility closure and direct legal and accounting expenses to complete the transaction.

(4) Fair value adjustment of deferred revenues for expected cost and profit margin.

(5) Deferred income tax liability recorded of $3,357,300 relating to timing difference between book value and tax value of intangible assets acquired.

(6) Capital stock has been increased by 2,800,000 common shares, valued at $9,918,640, representing the purchase price to acquire Icarian. In addition, the historical Icarian stockholders' equity balances have been eliminated.

(7) Adjustment for the amortization of intangible assets valued at $8,393,337. The amortization of these intangibles would have been $2,797,800 on a pro forma basis for the year ended May 31, 2002. The intangibles are comprised of customer base and acquired technology, which will be amortized over their useful life of three years.

(8) Recovery of deferred income taxes of $1,119,100 resulting from reversal of deferred tax liabilities relating to acquired intangibles.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WORKSTREAM INC.



Dated: September 12, 2002                    By:   /s/  Michael Mullarkey
                                                ----------------------------
                                             Name: Michael Mullarkey
                                             Title: Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit No.            Description
-----------            -----------

23.1                   Consent of PricewaterhouseCoopers LLP, Independent
                       Chartered Accountants
23.2                   Consent of Ernst & Young LLP, Independent Auditors